SUB-ITEM 77H

As of December 31, 2014, the following entities owned 25% or more of the voting securities of the Fund:

FUND                                   ENTITY                                             PERCENTAGE
MFS Institutional Large Cap Value Fund City of Leominster  Contributory Retirement System 40.86%
                                       Capinco                                            27.33%